                                                                  EXHIBIT 10(24)

NOTE: Certain portions of this exhibit, which are identified by the symbol
"[*    *]", have been omitted and filed separately with the Securities and
Exchange Commission pursuant to a confidential treatment request.

                        ADDENDUM TO EMPLOYMENT AGREEMENT
                        --------------------------------

         Whereas, Pharmacia Corporation (the "Company") and Philip Needleman, Ph.D. (the "Executive") entered into an Employment Agreement executed by Executive on October 1, 2000 (the "Agreement);

         Whereas, the parties desire to revise their Agreement [*

                                                     *];

         Whereas, the parties agree that the provisions contained in this Addendum will supercede the provisions of the Agreement in the event of any inconsistency, but that the other provisions of the Agreement will continue to have full force and effect;

         It is hereby agreed, by and between the parties:

1. Term and Duties of Employment.

(a) Current to June 30, 2002. From the date of this Addendum until June 30, 2002, Executive will continue his employment with the Company as Senior Executive Vice President and Chief Scientific Officer and Chairman of Research and Development.

(b) [*                           *].  From July 1, 2002 [*
             *], Executive will be employed with the Company as Senior Executive Vice President and Chief Scientific Officer, but will no longer be the Chairman of Research and Development with line management responsibility. [*


         *].

[*

                                                                       *]

[*


                            *]





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2. Cash Compensation

(a) From April 1, 2002 through Executive's Retirement Date, Executive's annualized base salary will be $832,000.

(b) For each plan year until Executive's Retirement Date, Executive's target under the Incentive Plan will be 75% of Executive's base salary.

3. Payments and Benefits Upon Termination from Employment.

Upon termination of Executive's employment on the Retirement Date, or earlier in the event of death, disability, or upon Executive's voluntarily resignation prior to the Retirement Date, Executive will receive the payments or other benefits described in this paragraph as liquidated damages and in lieu of any other damages or compensation under the Agreement, this Addendum or otherwise; provided (A) Executive does not enter into Competition (as defined in the Agreement) with the Company for a period of two years following the termination of Executive's employment (it being understood that the duration of this non-compete requirement shall not delay payment of any amounts otherwise due hereunder), and (B) Executive executes, and does not revoke, a written waiver and release, in a form prescribed by the Company, of all claims against the Company and related parties arising out of the Executive's employment or the termination of that employment:

         (i) Executive will receive a lump sum severance payment, payable within 60 days after termination of Executive's employment, of $4,764,006.00.

         (ii) Executive will receive the same compensation and benefits as specified in subparagraphs 12(a)(ii)-(viii) in the Agreement, with the exception of subparagraph 12(a)(vii), which the parties recognize is inapplicable in the case of Executive's retirement.

4. Key Executive Pension Plan ("KEPP").

(a) Notwithstanding anything in the Agreement or this Addendum to the contrary, if the amount of Executive's Supplemental Benefit under the KEPP is adversely impacted by the terms of the Agreement or this Addendum, then Executive's benefit under the KEPP shall be calculated without regard to the terms of the Agreement or this Addendum.

(b) In the event Executive's Retirement Date is after February 28, 2003, the Company agrees that the Executive's Supplemental Benefit under the KEPP shall be no less than a Supplement Benefit under the KEPP calculated as if he terminated from employment on February 28, 2003.

5. Entire Agreement. The Agreement and this Addendum set forth the entire agreement of the parties hereto in respect of the subject matter contained herein and supersedes all prior agreements, promise, covenants, arrangements, communications, representations or warranties, whether oral or written, by any officer, employee or representative of any party hereto in respect of the subject matter contained herein.

                                                  PHARMACIA CORPORATION


    /s/ Philip Needleman                              /s/ Fred Hassan
-----------------------------                     ------------------------------
Philip Needleman, Ph.D.                           By: Fred Hassan
                                                  Title: Chief Executive Officer


   /s/ February 6, 2002                               /s/ February 6, 2002
------------------------------                    ------------------------------
Date                                              Date